Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of MDwerks, Inc. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 (the “Form 10-K”) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 28, 2024

/s/ Steven C. Laker
Steven C. Laker
Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)